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                                                                    EXHIBIT 10.4


                                    L E A S E


     THIS AGREEMENT OF LEASE, Entered into this 10th day of May, 1973, by and between CENTER DEVELOPMENTS OREG., LTD., an Oregon Limited Partnership, hereinafter referred to as "Landlord," and G. I. JOE'S, INC., an Oregon Corporation, hereinafter referred to as "Tenant."

                              W I T N E S S E T H :

                                    ARTICLE I

                                Premises and Term

     In consideration of the covenants and agreements herein contained to be kept and performed by the Tenant, the Landlord does hereby lease, demise, and let unto Tenant, for the term hereinafter specified, those certain premises located in the City of Beaverton, County of Washington, State of Oregon, described as follows:

     That certain store premises known as Building No. 1,000, Bernard's Beaverton Mall, containing approximately 55,000 square feet; the legal description of the said Mall being attached hereto as Exhibit "B," and the location of said building in relationship to the property lines of said Exhibit "B" being attached hereto as Exhibit "A."

     TO HAVE AND TO HOLD unto the said Tenant the above described premises, together with all improvements, appurtenances, rights, privileges, and easements thereunto belonging or in any wise appertaining, upon the conditions, covenants, and agreements hereinafter set forth for a term commencing on the day that Tenant opens for business to the public or fifteen (15) days after delivery of the leased premises substantially completed by Landlord and ready for occupancy, whichever is


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earlier, and ending fifteen (15) years from the first day of the month following the month in which the lease term commences. Landlord agrees that it will not deliver the leased premises to Tenant prior to January 16, 1974. There is attached hereto as Exhibit "D" an Acceptance Letter that Tenant shall execute upon the commencement of the term commencing the date thereof.

                                   ARTICLE II

                                      Rent

     Tenant shall pay to Landlord, as rental therefor, the following amounts, determined and payable in the manner and at the times set forth below, to wit:

     A. Receipt of Ten Thousand Five Hundred Forty-one and 67/100 Dollars ($10,541.67), first month's basic rent is acknowledged by Landlord.

     B. Rental payments otherwise shall commence upon commencement of the term. In the event that the time for such commencement falls on any other day than the first day of the calendar month, coincident therewith Tenant shall pay to Landlord pro-rata such of the basic rental hereinafter set forth as the days remaining in such month bear to thirty (30) days.

     C. Basic Rent. For the period commencing on the first day of the first month after the commencement of the lease term and continuing to the end of the lease term, Tenant shall pay to Landlord a basic monthly rental of Ten Thousand Five Hundred Forty-one and 67/100 Dollars ($10,541.67) for each and every calendar month, payable in advance and upon the first day of each month.


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     D. Percentage Rent. In addition to the basic rent hereinabove set forth,
Tenant shall pay to Landlord as additional rental an amount equal to One and One-half Percent (1-1/2%) of Tenant's annual gross sales for each of Tenant's fiscal years during the term of this lease in excess of Four Million Two Hundred Twenty Thousand and No/100 Dollars ($4,220,000.00). Tenant's fiscal year is from March 1 through the last day in February. The annual exclusion for the first and last years of the lease shall be prorated to the first day of the first full month and the last day of the last full month of the lease term, respectively.

          1. The term "gross sales" includes the sale price of all merchandise sold or delivered or sums received for services performed from, in, or about the leased premises. Excluded from the "gross sales" shall be any sums collected and paid out for any sales tax or any other excise tax imposed upon the sale; the exchange of merchandise between stores of Tenant; the amount of any cash or credit refund made upon any sale; the amount of returns to suppliers or settlement of claims received in settlement of losses; and the amount received from the sale of motor oil and antifreeze (and such other promotional items as Landlord may consent to exclude from "gross sales" because such items are being sold at or near Tenant's cost, which consent will not be unreasonably withheld).

          2. Payments of percentage rent shall be made on the 15th day of each month for the immediately preceding calendar month, with an adjustment to an annual basis at the end of each fiscal year of Tenant as provided below. Each


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monthly payment shall be determined by applying the above percentage to the aggregate gross receipts for the portion of the fiscal year through the preceding month in excess of the applicable portion of the annual exclusion (pro-rated on a 12-month basis), and deducting the percentage rentals previously paid in respect of that fiscal year. A statement setting forth how the percentage rent for the preceding calendar months is computed and reconciled with the payment shall be submitted to Landlord with each monthly payment.

          3. On or before March 31st of each year, Tenant shall submit to Landlord an unaudited statement for the preceding fiscal year showing Tenant's total gross sales from the leased premises, the aggregate percentage rent payable, and the amount actually paid. Any deficiency shall be paid upon submission of this statement. Any excess shall be reimbursed to Tenant by Landlord within thirty (30) days after receipt of this statement unless within that time Landlord requests an audit as hereinafter provided.

     E. Common Area Maintenance. As further additional rental, Tenant shall pay to Landlord the following sums of money each and every calendar month during the life of this lease for the maintenance of the common areas and the servicing of their facilities, save snow removal as provided for hereinafter: The sum of Four Hundred Fifty-eight and 33/100 Dollars ($458.33) per month for the first five
(5) years of said term, together with an increment of Ten Percent (10%), or Forty-five and 83/100 Dollars ($45.83), per month thereafter for the second five
(5) years, and a like


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increment of Ten Percent (10%) to the sum thereof for the third five (5) years, and at each succeeding five-year interval thereafter.

     F. Tenant shall pay for the removal of snow from the common areas a pro-rata share of the cost thereof in the ratio that the square footage of the demised premises bears to the total square footage of all buildings located on the real property described in Exhibit "B."

     G. Unless otherwise directed by Landlord, the Tenant shall pay all rentals due under this lease to the order of Center Developments, Oreg., Ltd., and addressed as to be hereinafter designated.

                                   ARTICLE III

                                  Construction

     A. Landlord shall, at its sole cost and expense, construct upon that area designated by cross hatching on Exhibit "A," a building for occupancy by Tenant, incorporating the list of Tenant's building requirements set forth in Exhibit "C" hereto attached. Said building shall be built in


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accordance with complete architectural, mechanical, and electrical plans and specifications to be prepared at Landlord's expense and thereafter to be approved by Landlord and Tenant in writing; provided, however, that Tenant's approval shall not relieve Landlord from constructing such building in accordance with the requirements hereinafter specified in this Paragraph. Upon final approval by the Tenant, the plans and specifications shall be, by this reference, incorporated herein as part of this lease. The building shall be built in accordance with all applicable building codes and regulations, and up-to-date and safe building requirements. The workmanship and materials shall be of first-class quality, and the building shall be complete in all respects and suitable for occupancy by Tenant.

     B. Tenant shall have the right to occupy the premises even before the same are substantially completed for the purpose of performing fixturing and such other work as it may desire to do, provided the same shall not interfere with the work being performed by Landlord in completing the leased premises, but Tenant's responsibility for the payment of utilities used by Tenant shall commence upon such entry.

                                   ARTICLE IV

                       Covenant to Pay Rents; Waste; Liens

     Tenant covenants to pay said rental promptly at the times and in the manner herein stipulated; not to commit or suffer any strip or waste of said premises; to keep the leased property free from all liens of every kind and description caused or incurred by any act or omission of the Tenant, including, but not limited to, the work to be performed by Tenant pursuant to Article III hereof.


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                                    ARTICLE V

                                 Use of Premises

TENANT COVENANTS:

     A. That it intends to operate under the trade name of G.I. JOE'S, INC., and shall use the premises solely for the purpose of conducting the business of operating a retail store.

     B. That it will make no unlawful, improper, or offensive use of said premises, or any portion thereof, and, during said term or any extension thereof, will comply with all statutes of the United States and/or the State of Oregon and with all ordinances, rules, regulations, and laws of other governmental authorities applicable to said building and the general use thereof, provided that Tenant shall not be required to pay for any capital improvements to the leased premises required thereby.

     C. That Tenant shall not use or permit the leased premises to be used for any purpose other than provided in this lease. That Tenant will not use or permit the use of the premises in any manner that will create a nuisance or a danger to life or limb, or that will unnecessarily disturb other tenants or occupants of the Shopping Center or tend to injure the reputation of the Shopping Center, or increase any insurance rates upon the premises or other portions of the Shopping Center. All deliveries to the leased premises shall be made to the rear entrance, if any.

     D. That Tenant shall occupy the leased premises on or before the "commencement date," shall continuously and uninterruptedly conduct its business


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therein during all normal business days and hours, unless prevented from doing so by causes beyond Tenant's control and except during reasonable periods for repairing, cleaning, and decorating the leased premises.

     E. Days and minimum business hours shall be set by Tenant at its discretion, save that it shall not arbitrarily exercise the same, the intent hereof to be to provide for like days and hours as observed by Tenant's other stores in the Portland metropolitan area.

     F. That Tenant shall carry at all times a stock of merchandise of such size, character, and quality as shall be reasonably designed to produce the maximum return to Landlord and Tenant.

     G. That Tenant shall install and maintain at all times displays of merchandise in the display windows (if any) of the leased premises, and may, from time to time, display merchandise in and about the exterior of the leased premises.

     H. That Tenant shall use for office, clerical, and other nonselling purposes only such space in the leased premises as is, from time to time, reasonably required for Tenant's business.

                                   ARTICLE VI

                                    Utilities

     Tenant covenants to pay promptly upon their due date all water, light, power, and/or other utility service charges, including garbage, trash removal, and sewage


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disposal, for all such services used by Tenant in or about the premises, whether such bills be presented before or after the termination of Tenant's occupancy.

     A. That Landlord shall not be liable for any interruption or failure in the supply of any utility to the leased premises or to the Shopping Center.

     B. That if Landlord purchases power in bulk for distribution to Tenant through the meter located on the demised premises, Tenant will pay to Landlord the separate user rate applicable to Tenant pursuant to the rules and regulations of the Public Utility Commission of the State of Oregon were it purchasing such power directly from Landlord's supplier.

                                   ARTICLE VII

                                    Surrender

     Tenant covenants that at the end of said term, or upon any sooner termination of this lease, to quit and deliver up said premises to the Landlord peaceably and quietly and in as good order and condition, reasonable use and wear thereof, fire, and other insured casualties excepted, as the same now are or may be hereafter put into during the term of this lease.

                                  ARTICLE VIII

                               Records and Audits

     Tenant covenants that for the purpose of ascertaining the amount payable as percentage rent, the Tenant agrees to maintain in its main office (presently 8900 N. Vancouver Avenue, Portland, Oregon), books of account which shall clearly and


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accurately show gross sales made by the Tenant, its subtenants, licensees, and concessionnaires at the leased premises, and to permit the Landlord or Landlord's agent to inspect the same at all reasonable times.

     A. In the event that Landlord causes an audit of Tenant's records to be conducted by a Certified Public Accountant and said audit results in the determination that there were two or more percent of gross sales as defined herein more than reported by Tenant, the Tenant agrees to pay for the cost of said audit.

                                   ARTICLE IX

                             Merchants' Association

     Tenant covenants to join a merchants' association comprised of Landlord and other tenants of the Shopping Center engaged in commercial business and to participate fully and to remain in good standing in such association.

     A. Tenant covenants that coincident with the term of this lease it shall pay a monthly dues to said association in the sum of not less than Two Hundred Dollars ($200.00).

     B. There is in existence at the time of the execution of this lease a merchants' association incorporated as a non-profit Oregon corporation and known as Beaverton Mall Merchants' Association and, as such, governed by Bylaws and a duly constituted Board of Directors as provided for therein. Tenant acknowledges that said corporation satisfies the terms of this Article hereinabove set forth and covenants that


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it will join the same in fulfillment of this Article until Landlord shall designate otherwise.

                                    ARTICLE X

                                    Insurance

     Tenant covenants that it shall, during the entire lease term (and during the period of any construction by Tenant pursuant to Article III), keep in full force and effect a policy of public liability and property damage insurance with respect to the leased premises, sidewalks in front of the leased premises, and the business operated by Tenant and any subtenants of the Tenant. The policy limits for public liability shall not be less than One Hundred Thousand Dollars ($100,000.00) per person and Three Hundred Thousand Dollars ($300,000.00) per accident, and for property damage liability shall not be less than Fifty Thousand Dollars ($50,000.00). The policy shall name the Landlord and any persons designated by the Landlord, as well as the Tenant, as insured and shall contain a clause that the insurer will not cancel or change the insurance without giving the Landlord ten (10) days prior notice. The insurance shall be in a reputable insurance company, and a certificate of insurance shall be delivered to the Landlord.

     A. Tenant covenants that it will not keep, have, or sell in or upon the leased premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this lease resulting from the type of


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merchandise stocked, maintained, or sold by the Tenant in the leased premises whether or not Landlord has consented to the same. A schedule issued by the organization making the insurance rate on the Shopping Center shall be conclusive evidence of the several items and charges which make up the fire insurance rate. In the event any change in the nature of Tenant's occupancy causes any increase of premiums for casualty or fire insurance policies carried by Landlord on the leased premises, the Tenant shall reimburse Landlord, on demand, for such additional premiums. Such additional premiums shall be payable as additional rent hereunder.

                                   ARTICLE XI

                                      Signs

     Tenant will maintain any signs installed by it in good condition and repair at all times, remove the same at the expiration of the lease, and repair all damage caused by such removal, and Tenant shall save Landlord harmless from any damage caused by the erection, maintenance, and removal of such signs. Landlord hereby consents to Tenant's placing, from time to time, advertising signs in its windows and installing a free-standing sign on the Shopping Center premises along Cedar Hills Boulevard, providing such sign complies with City and County sign ordinances and overall design requirements of the Shopping Center.


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                                   ARTICLE XII

                            Air Conditioning and Heat

     Tenant covenants to maintain its air conditioning and heating systems at appropriate temperatures for the convenience of its shopping public.

     IT IS MUTUALLY COVENANTED:

                                  ARTICLE XIII

                              Taxes and Assessments

     A. The Landlord will pay in the first instance all real property taxes that may be assessed against the land and improvements of which the leased premises are a part. Tenant will pay promptly when due all taxes assessed upon Tenant's fixtures, furnishings, equipment, and stock, leasehold interest, or other personal property in or upon the leased premises.

     B. If the amount of the real property taxes levied or assessed against some or all of the land described in Exhibit "B," and the buildings located thereon, shall, in any year during the term, exceed the amount of taxes on such land and buildings paid in the first tax year in which the assessment included the value of the improvements placed upon the leased premises by the Landlord pursuant to this lease, then Tenant shall pay to the Landlord the proportion of such excess that the square footage of the leased premises bears to the total square footage of all buildings on the parcel of real property against which the taxes are levied or assessed. Such excess amounts shall be ratably reduced if applicable to periods of time prior to or subsequent to the term of


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this lease.

     C. Landlord will pay all other public liens and assessments not otherwise specifically provided for herein which may hereafter lawfully be imposed or assessed against said premises, provided, however, that Tenant shall pay to Landlord a pro-rata portion of such lien or assessment, and such pro-rata portion shall be that fractional part of the total lien or assessment as the total area of the herein leased premises bears to the total floor area of all buildings then located on the real property described in Exhibit "B."

     D. Payment required by Tenant pursuant to this Article shall be due and payable as rent for the month next succeeding Landlord's presentation to Tenant of proof of Tenant's obligation for the same.

                                   ARTICLE XIV

                                   Common Area

     The Common Area shall consist of all portions of the Shopping Center except where buildings are constructed. There shall be included therein a designated parking area according to the standard of not less than Five and One-half (5-1/2) car spaces per One Thousand (1,000) square feet of retail selling area in the entire Shopping Center, of which the leased premises are a part.

     A. Landlord shall operate and maintain such Common Area and parking area and keep the same free of rubbish and shall institute reasonable snow removal and shall keep said parking area and the driveway, sidewalks, and exterior pedestrian


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malls lighted at such time during the hours of darkness as the Tenant's store in the Shopping Center shall be open for business.

     B. The Landlord shall place and maintain markings on the surface of the parking area and driveways in such a manner as to provide for the orderly parking of automobiles and shall provide adequate exits and entrances with signs directing traffic in and out of said parking area.

     C. Tenant shall keep sidewalks and service areas abutting the leased premises safely free of rubbish, snow, and ice, and shall maintain and operate adequate marquee lighting abutting the leased premises consistent with the lighting hours of the Shopping Center.

     D. Tenants and their employees will park their cars and/or trucks only in areas designated, from time to time, by the Landlord for that purpose.

                                   ARTICLE XV

                    Maintenance and Repair of Leased Premises

     A. The Tenant shall at all times keep the leased premises in good order, condition, and repair, including reasonably periodic painting of the interior of the leased premises. Tenant's duty to maintain includes, but is not limited to, maintaining exterior and interior entrances and fronts, interior walls, all glass windows, doors, fixtures, equipment, lighting, heating, plumbing fixtures, and air conditioning, and all interior portions of the leased premises.


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     B. Landlord will maintain the exterior walls and the exterior roof, including reasonably periodic painting of any exterior wall requiring painting.

     C. If either party refuses or neglects to make repairs as required as soon as reasonably possible after written demand, the other party may make such repairs, without liability for interruption of the conduct of business on the premises, and, upon completion of the repairs and the presentation of a bill, the cost of such repairs shall be paid by the party required to make such repairs. At the Landlord's election, such sums owed by Tenant may be deemed additional rent.

                                   ARTICLE XVI

                             Destruction of Premises

     A. If the leased premises are damaged by fire or other casualty against which the Landlord is insured but are not thereby rendered either partially or wholly untenantable, Landlord shall, at its own expense, cause such damage to be repaired, and the rent shall not be abated.

     B. If by reason of such occurrence, the premises shall be rendered partially untenantable, Landlord shall at its own expense cause the damage to be repaired, and the fixed basic rental meanwhile shall be abated proportionately as to the portion of the premises rendered untenantable.

     C. If the premises shall be rendered wholly untenantable by reason of such occurrence, the Landlord shall at its own expense cause such damage to be repaired, and the fixed basic rent meanwhile shall be abated except that Landlord shall have the


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right, which may be exercised by notice, in writing, delivered to Tenant within
Sixty (60) days from and after such occurrence, to elect not to reconstruct the destroyed premises, and in such an event this lease and the tenancy hereby created shall cease as of the date of that occurrence, the rent to be adjusted as of that date.

     D. Nothing in this section shall be construed to permit the abatement in whole or in part of the rate of the percentage rent.

                                  ARTICLE XVII

                          Waiver of Subrogation Rights

     A. Landlord hereby releases Tenant from any and all liability and waives Landlord's rights of recovery against Tenant, its agents and employees, for any loss or damage to Landlord's property resulting from any hazard insurable under a landlord's fire and extended coverage policy of insurance, including, but not limited to, theft, fire, smoke, explosion, or water damage, and Landlord hereby waives the subrogation rights of its insurance carriers under Landlord's policies of insurance providing coverage against loss or damage by any such hazard. Landlord shall take such steps as are necessary to inform its insurance carriers of this provision and to have endorsements, if necessary, placed on said insurance policies to carry into effect the provisions of this Paragraph.

     B. Tenant hereby releases Landlord from any and all liability and waives Tenant's rights of recovery against Landlord, its agents and employees, for any loss or damage to Tenant's property resulting from any hazard insurable under a merchant


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tenant's fire and extended coverage policy of insurance, including, but not limited to, theft, fire, smoke, explosion, or water damage, and Tenant hereby waives the subrogation rights of its insurance carriers under Tenant's policies of insurance providing coverage against loss or damage by any such hazard. Tenant shall take such steps as are necessary to inform its insurance carriers of this provision and to have endorsements, if necessary, placed on said insurance policies to carry into effect the provisions of this Paragraph.

     C. In particular, Landlord shall not be liable for any damage to property of Tenant or of others located on the leased premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for injury or damage to property resulting from fire, explosion, sprinklers, falling plaster, steam, gas, electricity, water, rain, snow, or leaks from any other part of the leased premises or leaks from the pipes, appliances, or plumbing works or leaks from the roof, street or subsurface, or from any other place or by dampness. Landlord shall not be liable for any latent defect in the leased premises or in the building of which they are a part after One (1) year from the date Tenant takes possession of the leased premises. Tenant assumes the risk of all property kept or stored in the leased premises and shall hold Landlord harmless from any claims arising out of damage to the same. Tenant shall give immediate notice to the Landlord in case of fire or accidents in the leased premises or in the building of which the premises are a part, or defects therein or in any fixture or equipment.


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                                  ARTICLE XVIII

                                    Indemnity

     A. The Tenant agrees that it will at all times indemnify and hold the Landlord harmless against all actions, claims, demands, costs, damages, or expense of any kind on account thereof, including costs of defense, which may be brought or made against the Landlord, or which the Landlord may pay or incur by reason of the Tenant's negligent performance of or failure to perform any of its obligations under this lease.

     B. The Landlord agrees that it will at all times indemnify and hold the Tenant harmless against all actions, claims, demands, costs, damages, or expense of any kind on account thereof, including costs of defense, which may be brought or made against the Tenant, or which the Tenant may pay or incur, by reason of the Landlord's negligent performance of or failure to perform any of its obligations under this lease.

                                   ARTICLE XIX

                                 Eminent Domain

     If the demised premises be damaged by the exercise of the right of Eminent Domain or by the change of grade of an adjacent street or other activity by a public body irrespective of whether such damage involves a physical taking of any portion of the property, this shall be considered a taking. If the extent of the taking is such that the demised premises are no longer suitable for the purpose for which the tenancy is


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created, this shall be considered a total taking. Any other taking shall be considered a partial taking.

     A. In the case of a total taking, the lease shall terminate at the date the property is rendered unsuitable for the purposes of the tenancy, and all compensation therefor, whether fixed by agreement or judicial award, shall be paid Landlord, and Tenant shall have no claims against Landlord for the value of any unexpired term of this lease.

     B. If more than Twenty Percent (20%) of the store building, determined on a square footage basis, or more than Fifty Percent (50%) of the designated parking area, determined on a square footage basis, is taken, the Tenant, at its option, to be exercised by written notice to Landlord within Sixty (60) days of such taking, may elect to terminate this lease for all purposes, and rent shall be abated as of the date specified in the notice, and Tenant shall have no claim against Landlord for the value of any unexpired term of this lease. PROVIDED
HOWEVER:

          1. In avoidance of Tenant's right to terminate for the lack of parking as hereinabove set forth, Landlord shall have a reasonable time in which to provide a new parking area that restores to not less than Eighty-five Percent (85%) of the originally existing parking area parking which is continguous to the real property described in Exhibit "B" and is freely available to the buildings located thereon.

          2. That for the purposes of this provision, and of the total provisions of this Article, existing highway and/or sidewalk right-of-way lines for public passage


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presently bordering the property described in Exhibit "B" can be altered by an appropriate public body to extend said right-of-way Twenty (20) feet into the same from their present location for the purpose of widening said highways and/or sidewalks, and no such taking for such purpose within said Twenty (20) feet that affects any parking area shall be considered a taking of any such parking area for any of the purposes set forth herein.

     C. In case of a partial taking and if this lease is not terminated, the Landlord shall repair the demised premises to the original plan at its own expense, but the Landlord shall not be obligated to expend for such repairs an amount greater than the compensation due from the condemning authority.

     D. In case of any partial taking, all compensation, whether fixed by agreement or judicial award, shall be due the Landlord, and if the lease is not terminated as above provided, the rent shall be reduced to the extent of diminution of value of the premises save that no diminution shall be presumed from the mere fact of taking.

                                   ARTICLE XX

                                     Options

     The Tenant is hereby granted an option to renew this lease for a period of Ten (10) years commencing from the expired date hereof. In the event the Tenant has fully and faithfully performed all of the covenants and conditions of this lease during the extended term, he shall have the option to extend this lease for two (2) additional


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Ten (10) year periods and one additional four (4) year period, in that sequence.
Each of the renewal terms shall commence on the day following the date of termination of the preceding term, and the terms and conditions of the lease for each renewal term shall be identical with the original term. The option may be exercised by written notice to the Landlord given not less than Ninety (90) days prior to the last day of the expiring term. The giving of such notice shall be sufficient to make the lease binding for the renewal term without further act of the parties.

                                   ARTICLE XXI

                            Alterations and Fixtures

     No alterations can be made without written permission of Landlord. All alterations or additions which cannot be removed from the leased premises without irreparable damage thereto shall also constitute a part of the leased premises and shall also remain thereon. Such other alterations, additions, or improvements as are made and paid for by Tenant, and which are removable without irreparable damage to the premises, may be removed by the Tenant at any time, and Tenant shall repair any damage so incurred at the time of such removal. All trade fixtures, and other fixtures not referred to above, and all machinery, equipment, and/or other items of personal property placed in or upon the leased premises by the Tenant and paid for by it, may be removed by it at any time.


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                                  ARTICLE XXII

                             Examination of Premises

     The Landlord, or its agents or representatives, may at any or all reasonable times enter into or upon said premises or any part thereof for the purpose of examining the condition thereof, and for the purpose of making any repairs which Landlord is either required to or may desire to make to said premises.

                                  ARTICLE XXIII


23 - LEASE

                            Assignment and Subletting

     The Tenant shall not assign this lease in whole or in part, nor sublet all or any part of the leased premises, without prior written consent of the Landlord in each instance. The Landlord reserves the right to impose such conditions upon assignment or subletting as in the circumstances may be reasonable and necessary. No assignment or sublease shall accomplish a novation, and Tenant shall remain fully liable on this lease and shall not be released from performing any of the terms, convenants, and conditions of the lease.

                                  ARTICLE XXIV

                                  Subordination

     Upon request of the Landlord, Tenant will subordinate its rights hereunder to the lien of any first mortgage now or hereafter in force against the land and buildings of which the leased premises are a part or upon any building hereafter placed upon the land of which the leased premises are a part, and to all advances made or hereafter to be made upon the security thereof. This section shall be self-operative, and no further instrument of subordination shall be required by a mortgagee, at its option, and Tenant does hereby constitute Landlord as its attorney in fact to execute such subordination on its behalf in such instance and towards such end. Nothing contained in this paragraph shall require Tenant to agree to any subsequent modification in the term of this lease, nor shall any mortgagee succeeding to the Landlord's interest have any greater rights hereunder than the Landlord.


24 - LEASE

                                   ARTICLE XXV

                             Successors and Assigns

     All rights, remedies, liabilities, and obligations herein given to or imposed upon either of the parties hereto shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors in interest, and permitted assigns of the respective parties.

     Wherever the word "Landlord" is used herein, it relates also to all of the respective Landlords jointly and severally.

                                  ARTICLE XXVI

                                 Quiet Enjoyment

     Landlord warrants and covenants that Tenant, discharging all of its obligations hereunder, shall, and may peaceably and quietly, hold and enjoy the demised premises for the term aforesaid.

                                  ARTICLE XXVII

                                     Default

     A. The following events shall be deemed to be events of default by Tenant under this lease.

          1. If Tenant shall fail to pay any installments of the rent, or any other charge designated herein to be paid as rent, on the date that same is due, and such failure shall continue for a period of thirty (30) days.


25 - LEASE

          2. If Tenant shall fail to comply with any term, condition, or covenant of this lease, other than the payment of rent, and shall not cure such failure within thirty (30) days after written notice thereof to Tenant; or if such failure cannot reasonably be cured within the said thirty (30) days and Tenant shall not have commenced to cure such failure within thirty (30) days after written notice thereof to Tenant; or if such failure cannot reasonably be cured within the said thirty (30) days and Tenant shall not with reasonable diligence and good faith proceed in the curing of such failure.

          3. If Tenant shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, or if any petition under any section or chapter of the National Bankruptcy Act shall be filed to subject Tenant's affairs to the same, or if a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant, or if any attempt shall be made by anyone other than Tenant to occupy the demised premises with or without color of law.

     B. Upon the occurrence of any of the foregoing events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

          1. Terminate this lease, in which event Tenant shall immediately surrender the premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the demised premises and expel or remove


26 - LEASE

Tenant and any other person who may be occupying said premises or any part thereof, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

          2. Enter upon and take possession of the demised premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and relet the premises and receive rent therefor; and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting.

          3. Enter upon and take possession of the demised premises and expel or remove Tenant and any other person who may be occupying said premises or any part thereof, and demand and receive from Tenant in lump sum damages in the amount by which the rent provided for herein for the entire remainder of the term discounted to its present cash value at the time of such re-entry exceeds the fair rental value of the leased premises for the remainder of the term as of the time of said re-entry discounted to its present cash value.

          4. Enter upon the demised premises and do whatever Tenant is obligated to do under the terms of this lease, and Tenant agrees to reimburse Landlord on demand for expenses which Landlord may incur in thus effecting compliance with Tenant's obligation under this lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action caused by the negligence of Landlord.


27 - LEASE

     C. Landlord may pursue any of the foregoing remedies singly or cumulatively and, in addition, any other remedies provided by law; nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, conditions, and covenants herein contained; nor shall any termination and cancellation include a cancellation of Tenant's obligation hereunder for any deficiency or damage upon reletting subsequent to said termination or cancellation, such obligations being independent and covenants surviving said termination or cancellations.

     D. If Tenant shall default in his covenant to pay the monthly sum as rental as provided for herein or the percentage rental provided for herein, and upon the occasion of Tenant's liability and promise to pay damage upon the occasion of the termination of this lease as hereinabove provided for, Landlord shall have a lien for such sums upon the personal property of Tenant located upon the demised premises and may enter the same and take possession of said personal property and sell it at public or private sale, with or without notice to Tenant, and apply the proceeds thereof after deducting the expenses of said sale upon the monies due to Landlord prompting the same. Any public sale shall be held by a Sheriff or Constable at the courthouse door, after written notice of such sale giving the time and place thereof has been posted for ten (10) consecutive days prior to the date of said sale in three (3) public places in the county where such sale is held.


28 - LEASE

                                 ARTICLE XXVIII

                          Perfection of Landlord's Lien

     The lien described hereinabove in Article XXVII, Section D, may be perfected without legal process by Landlord by forcible detention upon the demised premises of the goods subject thereto; no goods subject to the said lien shall be removed from the demised premises so long as Tenant is in default of any of its monetary obligations under this lease save in the ordinary course of its retail trade; any vehicle in which such goods have been loaded for the purpose of such removal under such circumstance shall be considered an extension of the demised premises for the purposes of this Section, and Landlord shall have the right to halt and detain and to direct its return to the demised premises and to enter into and upon said vehicle for the purpose of its return to the demised premises, and to enter into and upon the same to remove said goods and restore them to the demised premises for the detention hereinabove provided; all without legal process and all without being guilty of trespass to person or property, and Tenant shall save Landlord harmless from any and all such claims and demands of damage on account thereof.

                                  ARTICLE XXIX

                        Condition Precedent to Liability

     The parties agree that this is a presently valid, effective, and binding agreement of lease of the mutual covenants and agreements as herein set forth as of the date of the execution hereof. The parties further agree that, upon the failure of the Landlord


29 - LEASE
to deliver to Tenant the leased premises substantially completed by Landlord and ready for occupancy by February 1, 1974, (or by June 1, 1974, if the failure to complete and have ready for occupancy is caused by a strike, act of God, or other cause completely beyond Landlord's control) Tenant may thereafter give notice to the Landlord of a rescission of this agreement for a failure of its mutual liabilities and obligations to have commenced within such time, the same to be in writing, specifying the breach of condition as grounds therefor, and granting twenty (20) days from the date thereof in which delivery of the substantially completed premises can further occur and said failure to so deliver be relieved in avoidance of said rescission. In the event that Landlord is unable, for reasons completely beyond his control, to obtain, by February 1, 1974, the necessary building and other permits to enable him to construct the store building for Tenant, either party may thereafter give notice to the other of a rescission of this agreement for a failure of its mutual liabilities and obligations to have commenced within such time, the same to be in writing and to specify the grounds therefor.

                                   ARTICLE XXX

                                  Holding Over

     Any holding over after the expiration of the term of the lease, with the consent of the Landlord, shall be construed to be a tenancy from month to month for the rents herein specified (pro-rated on a monthly basis) and on the other terms and conditions herein specified, so far as applicable.


30 - LEASE

                                  ARTICLE XXXI

                                     Waiver

     The waiver by the Landlord of any breach of any term, covenant, or condition of this lease shall not be deemed to be a waiver of any past, present, or future breach of the same or any other term, covenant, or condition of the lease. The acceptance of rent by the Landlord hereunder shall never be construed to be a waiver of any term of this lease. No payment by Tenant or receipt by Landlord of a lesser amount than shall be due according to the terms of this lease shall be deemed or construed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed to create an accord and satisfaction.

                                  ARTICLE XXXII

                              Amendments in Writing

     This lease, including the exhibits and riders, if any, attached hereto and forming a part hereof, are all of the covenants, promises, agreements, conditions, and understandings, either oral or written, between the parties. No subsequent alteration, change, or amendment to this lease shall be binding upon the parties unless reduced to writing and signed by them.


31 - LEASE

                                 ARTICLE XXXIII

                                     Notices

     Any notice by Tenant to Landlord must be served by certified or registered mail, postage prepaid, addressed to Landlord as follows, or at such other address as Landlord may designate by written notice:

                         Center Developments Oreg., Ltd.
                         7601-C N. E. Hazel Dell
                         Vancouver, Washington 98665


     Any notice by Landlord to Tenant must likewise be by certified or registered mail, postage prepaid, addressed to Tenant at the leased premises.

                                  ARTICLE XXXIV

                                    Recording

     This lease shall not be recorded except by agreement of both parties, but upon request by either party, the parties will execute a short form of this lease containing the description of the leased premises, the provisions relating to the term of the lease, and a reference to this lease.


32 - LEASE

                                  ARTICLE XXXV

                                  Time Essence

Time is of the essence of this Agreement.

WITNESSETH: Our hands and seals this day first above written.


CENTER DEVELOPMENTS OREG., LTD.,       G. I. JOE'S, INC.
By C. E. John Development Co.,
Inc., General Partner

By /s/                                 By /s/
   -------------------------------           -------------------------------
                         President                                 President

By /s/                                 By /s/
   -------------------------------           -------------------------------
                         Secretary                                 Secretary

             LANDLORD                                    TENANT


33 - LEASE

                                 LEASE ADDENDUM


     THIS LEASE ADDENDUM, Entered into this 22nd day of March, 1977, by and between CENTER DEVELOPMENTS OREG., LTD., hereinafter referred to as "Landlord," and G.I. JOE'S, INC., an Oregon corporation, hereinafter referred to as "Tenant";

                              W I T N E S S E T H :

     WHEREAS, The Landlord and the Tenant did, on the 10th day of May, 1973, enter into a certain Lease agreement (hereinafter called "Lease") for those certain premises located in the City of Beaverton, County of Washington, State of Oregon, and known as Building No. 1000, and more fully described in said Lease; and,

     WHEREAS, Tenant desires to lease from Landlord additional area to construct, operate, and maintain a garden shop enclosure on the south side of the Leased Premises; and,

     WHEREAS, Landlord and Tenant desire to execute this Lease Addendum so as to permit Tenant to so construct, maintain, and operate said garden shop enclosure;

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

     1. Tenant hereby leases from Landlord, and Landlord hereby leases to Tenant, those premises, consisting of approximately Five Thousand Sixty-six square feet (5,066 sq. ft.), on which the garden shop enclosure area is to be constructed, as shown on the Exhibit "A" attached hereto and incorporated herein by this reference, for a term commencing on the date the garden shop enclosure is completed and opened for business by Tenant, and ending when tenant ceases to use the garden shop enclosure as a part of its operations or on the date the Lease terminates which ever first occurs.

     2. At the end of the term, Tenant shall remove all improvements placed by Tenant on the above described premises, and shall restore the premises as nearly as is practicable to their presently existing condition.

     3. Tenant, shall at its sole cost and expense, construct all improvements required or desired by Tenant on the garden shop premises. Tenant shall hold harmless and indemnify Landlord from and against any costs, expenses, and liabilities, and from any mechanics', laborers', or materialmen's liens which are caused or incurred by Tenant and which may be filed against the premises.


1 - LEASE ADDENDUM

     4. Tenant shall pay to Landlord an amount equal to all real property taxes levied or assessed against the 20,150 square feet of land shown on Exhibit "B" attached hereto, the presently existing improvements thereon, and the garden shop enclosure improvements. Tenant's liability for such taxes shall be prorated for the first and last years of the term.

     5. In addition to the above taxes Tenant shall pay to Landlord, each month, a common area maintenance charge of Fifty and 60/100 Dollars ($55.60).

     6. The taxes and common area maintenance charge payable by Tenant to Landlord pursuant to Paragraphs 4 and 5, above, shall be in addition to all other charges, including base rentals, percentage rentals, common area maintenance fees, and taxes payable to Landlord pursuant to the provisions of the Lease.

     7. The garden shop enclosure area shall not be deemed a building or a portion of the premises leased pursuant to any provisions of the Lease, except that sales made from or on the garden shop enclosure shall be deemed "Gross Sales" pursuant to Article I, Section 1 of the Lease for the purposes of computing percentage rent pursuant to Article II, Paragraph D of said Lease.

     8. It is recognized by the parties that a lawsuit is presently pending in the Circuit Court for Multnomah County between the parties for a determination of certain provisions of the Lease heretofore entered into between the parties. The parties expressly stipulate and agree that this Addendum is without prejudice to the rights of either party in said lawsuit and shall not be used as evidence in the trial of this action, for or against either party.

     9. It is further agreed between the parties that, in all respects, other than as hereinabove modified, amended, or changed, that the Lease dated May 10, 1973, between the parties shall remain in full force and effect, and all provisions thereof, other than as herein changed, are incorporated herein as if set out in full.

     DATED This 22nd day of March, 1977.

CENTER DEVELOPMENTS                    G. I. JOE'S, INC.
  OREG., LTD.

By /s/                                 By /s/
   -------------------------------           -------------------------------
                          LANDLORD                                    TENANT


2 - LEASE ADDENDUM

                               LEASE AMENDMENT #2


THIS LEASE AMENDMENT entered into as of the 31st day of May, 1989 by and between Center Developments Oregon, Ltd., hereinafter referred to as "Landlord", and G.I. Joe's, Inc., hereafter referred to as "Tenant", consisting of pages 3.

WITNESSETH:

WHEREAS, the Landlord and Tenant did, on the 10th day of May, 1973, enter into a Lease and subsequent Lease Addendum number 1.

WHEREAS, said Lease is now in full force and effect, and

WHEREAS, the landlord and tenant wish to amend and add to such Lease to their mutual benefit as herein provided.

NOW THEREFORE, in and for the consideration of the mutual promises and undertaking herein stated, it is agreed between the parties as follows:

The following modifications and insertions, are hereby made and incorporated into the Lease and the Exhibits thereto and shall be deemed made at the respective places indicated throughout the Lease. In the event of any conflict between this Amendment and the printed provisions of the Lease and Exhibits, the provisions of this Amendment are intended to govern and control, and the Lease and Exhibits shall be construed accordingly. Any reference to the Lease of the following provisions of this Amendment shall be deemed to include this Amendment, unless otherwise specified in such reference. Terms used in this Amendment which are defined in the Lease and the Exhibits shall have the meaning given to them in the Lease and Exhibits.

   1.) The term of the Lease is hereby extended for ten (10) years commencing on May 1, 1989 and expiring April 30, 1999.

2.) That part of Article II, Rent, C. Basic Rent - that reads "a basic monthly rental of TEN THOUSAND FIVE HUNDRED FORTY ONE AND 67/100 ----- ($10,541.67)" is changed to read, "a basic monthly rental of TWELVE THOUSAND FIVE HUNDRED TWENTY FIVE AND No/100 ----- ($12,525.00)".

3.) That part of Article II, Rent D. Percentage Rent - that reads "Tenant shall pay to Landlord as additional rental an amount equal to one and one-half percent (1 1/2%) of Tenant's annual gross sales for each of Tenant's fiscal years during the term of this Lease in excess of FOUR MILLION TWO HUNDRED TWENTY THOUSAND AND No/100 ----- ($4,220,000)" is changed to read, "Tenant shall pay to Landlord as additional rental and amount equal to One and one-half percent (1 1/2%) of Tenant's annual gross sales for each of Tenants's fiscal years during the term of this Lease in excess of FIVE MILLION EIGHT HUNDRED SIX THOUSAND SIX HUNDRED SIXTY SEVEN AND NO/100 ----- ($5,806,667)."

4.) The following paragraph shall be added to Article VI, Utilities: "C. Commencing on July 1, 1989 and continuing through the entire term of this Lease and any extensions or renewals thereof, Tenant shall promptly pay to Landlord, upon billing, it metered charges for water usage. The parties hereto agree to waive any and all claims against the other for any water charges prior to June 30, 1989."

5.) Article XX, Options - shall be deleted as it relates to the number of terms and the appropriate years of each extension and the following shall be substituted therefor:

"OPTIONS TO EXTEND:
Tenant shall have the option to extend this Lease for a first extended term of TEN (10) years and a second extended term of eight (8) years on the following terms and conditions:

a.) No default is existing or continuing on the performance of any of the terms of this Lease.

b.) There shall be no option to extend the term of this Lease for any period of time beyond the expiration of the second extended term.

c.) The extended terms shall be on the same terms, covenants and conditions as provided in this Lease.


d.) Exercise - Tenant shall exercise its option to extend in the following manner: At least 365 day prior to the expiration of the initial term (April 30, 1999) and first extended term (April 30, 2009). Tenant shall notify Landlord in writing of its election to exercise the option to extend the term of this Lease for the extended term.


The above changes commence May 1, 1989.


IT IS FURTHER AGREED between the parties that in all other respects other than the same as hereinabove modified, amended or changed that particular Lease dated May 10, 1973 between these parties shall remain in full force and effect, and all provisions thereof other than herein changed, are incorporated herein as if set out in full.

DATED:  June 19, 1989                  DATED:  6/27/89
        --------------------------             --------------------------

TENANT: G.I. JOE'S, INC.               LANDLORD: CENTER DEVELOPMENTS
                                       OREGON, LTD., BY: C.E.
                                       JOHN DEVELOPMENT CO., INC.

BY: /s/                                BY: /s/
    -------------------------------       -------------------------------

BY:                                    BY:
    -------------------------------       -------------------------------

STATE OF OREGON         )
                        )
COUNTY OF CLACKAMAS     )

     On this 19 day of June, 1989, before me the undersigned a Notary Public in and for the State of Oregon, duly commissioned and sworn, personally appeared David E. Orkney and _______________, to me known to be the President and ________________ respectively of G.I. Joe's, Inc., the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


                                       /s/
                                       -----------------------------------------
                                       Notary Public for Oregon
                                       residing at Portland therein.
                                       expires 3/30/91


STATE OF WASH           )
                        )
COUNTY OF CLARK         )

     On this 27th day of June, 1989, before me the undersigned a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared James E. John and _______________, to me known to be the Vice President and ________________ respectively of C.E. John Development Co., Inc., the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


                                       /s/
                                       -----------------------------------------
                                       Notary Public for Washington
                                       residing at ________ therein.

Amendment #3
Page 2

                               LEASE AMENDMENT #3


     THIS LEASE AMENDMENT entered into this 31st day of October, 1990, by and between Center Developments Oregon, Ltd., hereinafter referred to as "Landlord", and G.I. Joe's, Inc., hereinafter referred to as "Tenant", consisting of pages 1 of 2.

     WITNESSETH:

     WHEREAS, the Landlord and Tenant did, on the 10th day of May, 1973, enter into a lease and subsequent Lease Addendum dated 3/22/77 and Lease Amendment #2 dated 05/31/89 thereto.

     WHEREAS, said Lease is now in full force and effect and,

     WHEREAS, the Landlord and Tenant wish to amend and add to such Lease to their mutual benefit as herein provided.

     NOW THEREFORE, in and for the consideration of the mutual promises and undertaking herein stated, it is agreed between the parties as follows:

1.) Landlord agrees to allow Tenant to construct a 7' x 31' storefront addition which is to be located as outlined in red on Exhibit "A" attached hereto. Tenant's premises shall accordingly be increased by 219 square feet to a total of approximately 55,557 square feet (excluding garden shop).

2.) Tenant shall, at its sole cost and expense, construct all improvements within the addition. Tenant shall hold harmless and indemnify Landlord from and against any costs, expenses, and liabilities, and from any mechanics', laborers', or materialmen's liens which are caused or incurred by Tenant and which may be filed against the premises.

3.) It is agreed that Landlord, in the area outlined in green on Exhibit "A", shall be allowed to make additions and changes which shall include but not be limited to expansion of existing building areas and changes to the existing common areas within this portion of the Shopping Center.

4.) That part of the Lease on Page 13, Article XIV, Common Area that reads, "not less than Five and One-Half (5 1/2) car spaces per one thousand (1,000) square feet within retail selling area" shall be changed to read, "not less than Four and One-Half (4 1/2) car spaces per thousand (1,000) square feet of retail selling area".

     The above changes commence on the 10th day of November 1990.

     IT IS FURTHER AGREED between the parties that in all other respects, other than the same as hereinabove modified, amended or changed, that particular Lease dated 5/10 1973, and any or all Lease Amendments thereto, between these parties shall remain in full force and effect, and all provisions thereof, other than herein changed, are incorporated herein as if set out in full.


DATED:  11/7/90                        DATED:  11/9/90
        ---------------------------            ---------------------------

TENANT: G.I. JOE'S, INC.               LANDLORD:  Center Developments Oregon,
                                       Ltd., By: C.E. John Development Co.,
                                       Inc., General Partner

BY: /s/                                BY: /s/
    -------------------------------       -------------------------------

BY:                                    BY:
    -------------------------------       -------------------------------

STATE OF OREGON         )
                        )
COUNTY OF CLACKAMAS     )

     On this 7 day of November, 1990, before me the undersigned a Notary Public in and for the State of Oregon, duly commissioned and sworn, personally appeared Wayne T. Jackson, to me known to be the Secretary/Treasurer of G.I. Joe's, Inc., the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


                                       /s/
                                       -----------------------------------------
                                       Notary Public for
                                       residing at Lake Oswego therein,
                                       Com. exp. 3-12-91


STATE OF WASH           )
                        )
COUNTY OF CLARK         )

     On this 9th day of November, 1990, before me the undersigned a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared James E. John and _______________, to me known to be the President and ________________ respectively of C.E. John Development Co., Inc., the corporation that executed the foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute the said instrument and that the seal affixed is the corporate seal of said corporation.

     WITNESS my hand and official seal hereto affixed the day and year in this certificate above written.


                                       /s/
                                       -----------------------------------------
                                       Notary Public for Washington
                                       residing at Yacolt therein